INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of First Trust/Four Corners Senior Floating Rate Income Fund:

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-109680 of First Trust/Four Corners Senior Floating Rate Income Fund on Form N-2 of our report dated September 24, 2003, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information.




/s/ Deloitte & Touche LLP
---------------------------------
Chicago, Illinois
November 11, 2003